EXHIBIT 16.1

January 12, 2009

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, DC 20549

RE:   ISSUER DIRECT CORPORATION

Ladies and Gentlemen:

We have read the statements made by ISSUER DIRECT CORPORATION in Item 4.01 of the accompanying Form 8-K, which is being filed with the Securities and Exchange Commission. We agree with the statements contained therein concerning our firm.

Very truly yours,

/s/ De Joya Griffith & Company, LLC

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DE JOYA GRIFFITH & COMPANY, LLC